Exhibit 10.10

Execution Copy

TERM INTERCREDITOR AGREEMENT

dated as of

August 24, 2010

among

JPMORGAN CHASE BANK, N.A.,

as Synthetic Letter of Credit Facility Agent

WILMINGTON TRUST FSB,

as Notes Collateral Agent,

each Additional Term Agent from time to time party hereto,

each Grantor from time to time party hereto

and

Tower Automotive, LLC

TABLE OF CONTENTS

PAGE

ARTICLE 1 DEFINITIONS

Section 1.01. Construction; Certain Defined Terms	1

ARTICLE 2
PRIORITIES AND AGREEMENTS WITH RESPECT TO COMMON COLLATERAL

Section 2.01. Priority of Claims	10
Section 2.02. Actions with Respect to Common Collateral; Prohibition on Contesting Liens	12
Section 2.03. No Interference; Payment Over	14
Section 2.04. Automatic Release of Liens; Amendments to Term Security Documents	15
Section 2.05. Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings	16
Section 2.06. Reinstatement	17
Section 2.07. Insurance	17
Section 2.08. Refinancings	17
Section 2.09. Possessory or Control Collateral Agent	18

ARTICLE 3
ADDITIONAL TERM OBLIGATIONS

ARTICLE 4
EXISTENCE AND AMOUNTS OF LIENS AND OBLIGATIONS

ARTICLE 5
THE AUTHORIZED TERM COLLATERAL AGENT

Section 5.01. Authority	21
Section 5.02. Rights as a Term Secured Party	22
Section 5.03. Exculpatory Provisions	22
Section 5.04. Reliance by Authorized Term Collateral Agent	24
Section 5.05. Delegation of Duties	25
Section 5.06. Non-reliance on Authorized Term Collateral Agent and Term Secured Parties	25

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TERM INTERCREDITOR AGREEMENT (as amended, restated, modified or supplemented from time to time, this “Agreement”) dated as of August 24, 2010, among JPMORGAN CHASE BANK, N.A., as agent for the Synthetic Letter of Credit Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Synthetic Letter of Credit Facility Agent”), WILMINGTON TRUST FSB, as collateral agent for the Notes Secured Parties (as defined below) (in such capacity and together with its successors and assigns in such capacity, the “Notes Collateral Agent”), each Additional Term Agent (as defined below) from time to time party hereto for the Additional Term Secured Parties (as defined below) of the Series (as defined below) with respect to which it is acting in such capacity, each Grantor (as defined below), each Additional Grantor (as defined below) and Tower Automotive, LLC.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Synthetic Letter of Credit Facility Agent (for itself and on behalf of the Synthetic Letter of Credit Secured Parties), the Notes Collateral Agent (for itself and on behalf of the Notes Secured Parties), each Additional Term Agent (for itself and on behalf of the Additional Term Secured Parties of the applicable Series), each Grantor and each Additional Grantor agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Construction; Certain Defined Terms.

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the Subsidiaries of such Person unless express reference is made to such Subsidiaries, (iii) the words “herein”, “hereof and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

(b) It is the intention of the Term Secured Parties of each Series that the holders of Term Obligations of such Series (other than the Authorized Term Collateral Agent and the other Collateral Agents, and not the Term Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the Term Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of Term Obligations), (y) any of the Term Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of Term Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of Term Obligations) on a basis ranking prior to the security interest of such Series of Term Obligations but junior to the security interest of any other Series of Term Obligations or (ii) the existence of any Collateral for any other Series of Term Obligations that is not Common Collateral (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of Term Obligations, an “Impairment” of such Series). In the event of any Impairment with respect to any Series of Term Obligations, the results of such Impairment shall be borne solely by the holders of such Series of Term Obligations (other than the Authorized Term Collateral Agent and the other Collateral Agents), and the rights of the holders of such Series of Term Obligations (including, without limitation, the right to receive distributions in respect of such Series of Term Obligations pursuant to Section 2.01) (except the rights of the Authorized Term Collateral Agent and the other Collateral Agents) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such Term Obligations (other than the Authorized Term Collateral Agent and the other Collateral Agents) subject to such Impairment. Additionally, in the event the Term Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such Term Obligations or the Secured Credit Documents governing such Term Obligations shall refer to such obligations or such documents as so modified.

(c) As used in this Agreement, the following terms have the meanings specified below:

“ABL Borrower” means Tower Automotive Holdings USA, LLC.

“ABL Credit Agreement” shall have the meaning assigned to such term in the ABL Intercreditor Agreement.

“ABL Intercreditor Agreement” means that certain Amended and Restated Intercreditor Agreement dated as of August 24, 2010 among the ABL Borrower, JPMorgan Chase Bank, N.A., as representative with respect to the ABL Credit Agreement, the Synthetic Letter of Credit Facility Agent, the Notes Collateral Agent and the other loan parties from time to time party thereto.

“Additional Grantor” means any Grantor which becomes party to this Agreement pursuant to a Grantor Joinder Agreement.

“Additional Term Agent” shall have the meaning assigned to such term in Section 3(b).

“Additional Term Agreement” means the each of the indentures or other agreements under which Additional Term Obligations of any Series are issued or incurred and all other instruments, agreements and other documents evidencing or governing Additional Term Obligations of such Series or providing any guarantee, Lien or other right in respect thereof.

“Additional Term Obligations” shall mean all obligations of the Grantors that shall have been designated as such pursuant to Article 3.

“Additional Term Secured Parties” means the holders of any Additional Term Obligations and the corresponding Authorized Representative with respect thereto.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Applicable Authorized Agent Date” means the date upon which the Notes Obligations have been paid in full in cash.

“Authorized Representative” means (i) in the case of any Term Loan Obligations or the Synthetic Letter of Credit Secured Parties, the Synthetic Letter of Credit Facility Agent, (ii) in the case of the Notes Obligations or the Notes Secured Parties, the Notes Collateral Agent and (iii) in the case of any Series of Additional Term Obligations or Additional Term Secured Parties that become subject to this Agreement after the date hereof, the Additional Term Agent named for such Series in the applicable Joinder Agreement.

“Authorized Term Collateral Agent” means, with respect to any Common Collateral, (i) until the earlier of (x) the Applicable Authorized Agent Date and (y) the Non-Controlling Authorized Representative Enforcement Date, the Notes Collateral Agent and (ii) from and after the earlier of (x) the Applicable Authorized Agent Date and (y) the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative.

“Bankruptcy Case” shall have the meaning assigned to such term in Section 2.05(b).

“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended.

“Bankruptcy Law” shall mean the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

“Business Day” means each day which is not a Legal Holiday.

“Collateral” means all assets and properties subject to Liens created pursuant to any Term Security Document to secure one or more Series of Term Obligations.

“Collateral Agents” means, collectively, (a) the Synthetic Letter of Credit Facility Agent, (b) the Notes Collateral Agent and (c) each Additional Term Agent, and “Collateral Agent” means any of them.

“Common Collateral” means, at any time, Collateral on which Liens have been granted to secure two or more Series of Term Obligations; provided that “Common Collateral” shall also include rights to payment pursuant to Section 4.1 of the ABL Intercreditor Agreement to which the holders of two or more Series of Term Obligations (or their Authorized Representatives) would be entitled (and any reference in this Agreement to any valid and perfected lien of any Series of Term Obligations with respect to any such rights to payment under such Section shall mean that the holders of such Series (or their Authorized Representatives) are entitled to such payment pursuant to the ABL Intercreditor Agreement). If more than two Series of Term Obligations are outstanding at any time and not every Series of Term Obligations is secured by valid and perfected security interests in or Liens on any Collateral at such time, then such Collateral shall constitute Common Collateral for each Series of Term Obligations that is secured by valid and perfected security interests in or Liens on any Collateral at such time and shall not constitute Common Collateral for any Series of Term

Obligations that is not secured by valid and perfected security interests in or Liens on such Collateral at such time.

“Control Collateral” means any Common Collateral in the control of the Authorized Term Collateral Agent (or its agents or bailees), to the extent that control thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction or otherwise. Control Collateral includes, without limitation, Deposit Accounts, Electronic Chattel Paper, Investment Property or Letter-of-Credit Rights. All capitalized terms used in this definition and not defined elsewhere in this Agreement have the meanings assigned to them in the New York UCC.

“Controlling Secured Parties” means, with respect to any Common Collateral, the Series of Term Secured Parties whose Authorized Representative is the Authorized Term Collateral Agent for such Common Collateral.

“DIP Financing” shall have the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” shall have the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” shall have the meaning assigned to such term in Section 2.05(b).

“Discharge” means, with respect to any Series of Term Obligations, the date on which such Series of Term Obligations is no longer secured by any Common Collateral. The term “Discharged” shall have a corresponding meaning.

“Event of Default” shall have the meaning set forth in the Term Loan Agreement, Indenture or the relevant Additional Term Agreement, as applicable.

“Existing Real Property Collateral” means the fee and leasehold interests of the Grantors in the real property described on Schedule 3 to the Notes Security Agreement as in effect on the date hereof.

“Financial Officer” means, with respect to any Person, the chief financial officer, controller or treasurer of such Person.

“Grantor Joinder Agreement” means a supplement to this Agreement substantially in the form of Exhibit B, appropriately completed.

“Grantors” means Holdco, the ABL Borrower and each other Subsidiary of Holdco that has granted a security interest pursuant to any Term Security Document to secure any Series of Term Obligations.

“Holdco” means Tower Automotive Holdings I, LLC.

“Impairment” shall have the meaning assigned to such term in Section 1.01(b).

“Indenture” means that certain Indenture dated as of August 24, 2010, among the Parent, the Issuers, the subsidiary guarantors identified therein and Wilmington Trust FSB, as trustee (in such capacity, the “Trustee”) and the Notes Collateral Agent.

“Insolvency or Liquidation Proceeding” shall mean, with respect to any Person, any (a) insolvency, bankruptcy, receivership, reorganization, readjustment, composition or other similar proceeding relating to such Person or its property or creditors in such capacity, (b) proceeding for any liquidation, dissolution or other winding up of such Person, voluntary or involuntary, whether or not involving insolvency or proceedings under the Bankruptcy Code, whether partial or complete and whether by operation of law or otherwise, (c) assignment for the benefit of creditors of such Person or (d) other marshalling of the assets of such Person.

“Intervening Creditor” shall have the meaning assigned to such term in Section 2.01(a).

“Issue Date” means the date Notes are first issued under the Indenture.

“Issuers” means, collectively, the ABL Borrower and TA Holdings Finance, Inc.

“Joinder Agreement” means a supplement to this Agreement substantially in the form of Exhibit A, appropriately completed.

“Legal Holiday” means a Saturday, Sunday or other day on which the Trustee or banking institutions are not required by law or regulation to be open in the State of New York.

“Lien” shall mean (a) any mortgage, deed of trust, pledge, hypothecation, security interest, encumbrance, lien or charge of any kind whatsoever, (b) the interest of a vendor or a lessor under any conditional sale, capital lease or other title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Major Non-Controlling Authorized Representative” means, with respect to any Common Collateral, the Authorized Representative of the Series of Term Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of Term Obligations with respect to such Common Collateral (but in no event shall be the Notes Collateral Agent).

“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Authorized Representative” means, at any time with respect to any Common Collateral, any Authorized Representative that is not the Authorized Term Collateral Agent at such time with respect to such Common Collateral.

“Non-Controlling Authorized Representative Enforcement Date” means, with respect to any Non-Controlling Authorized Representative, the date which is 180 days (throughout which 180-day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (i) an Event of Default (under and as defined in the Indenture, the Term Loan Agreement or the other indenture or credit agreement for that Series of Term Obligations under which such Non-Controlling Authorized Representative is the Authorized Representative) and (ii) the Authorized Term Collateral Agent’s and each other Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative certifying that (x) such Non-Controlling Authorized Representative is and has been the Major Non-Controlling Authorized Representative for such preceding 180-day period and that an Event of Default (under and as defined in the Indenture, the Term Loan Agreement or the other indenture or credit agreement for that Series of Term Obligations under which such Non-Controlling Authorized Representative is the Authorized Representative) has occurred and is continuing and (y) the Term Obligations of the Series with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the Indenture, the Term Loan Agreement or the other indenture or credit agreement for that Series of Term Obligations; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Common Collateral (1) at any time the Authorized Term Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to any material portion of such Common Collateral or (2) at any time any Grantor that has granted a security interest in such Common Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Non-Controlling Secured Parties” means, with respect to any Common Collateral, the Term Secured Parties which are not Controlling Secured Parties with respect to such Common Collateral.

“Notes” shall mean the 10.625% Senior Secured Notes due 2017 of the Issuers issued pursuant to the Indenture.

“Notes Collateral Agent” shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

“Notes Obligations” means the “Secured Obligations” as defined in the Notes Security Agreement.

“Notes Secured Parties” means the “Secured Parties” as defined in the Notes Security Agreement.

“Notes Security Agreement” means the Notes Security Agreement, dated as of the date hereof, by and among the Issuers, the subsidiary guarantors party thereto and the Notes Collateral Agent, as the same may be amended, restated, supplemented or modified from time to time.

“Other Agents” means the administrative agent under the Term Loan Agreement, the Trustee and the Paying Agent.

“Parent” means Tower Automotive, LLC.

“Paying Agent” shall have the meaning assigned to such term in the Indenture.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Possessory Collateral” means any Common Collateral in the possession of the Authorized Term Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction or otherwise. Possessory Collateral includes, without limitation, Certificated Securities, Negotiable Documents, Goods, Money, Instruments, and Tangible Chattel Paper, in each case, delivered to or in the possession of the Authorized Term Collateral Agent under the terms of the Term Security Documents. All capitalized terms used in this definition and not defined elsewhere in this Agreement have the meanings assigned to them in the New York UCC.

“Proceeds” shall have the meaning assigned to such term in Section 2.01(a).

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Secured Credit Documents” means (i) the Term Loan Agreement and the Loan Documents (as defined in the Term Loan Agreement), (ii) the Indenture and each Security Document (as defined in the Indenture) and (iii) each Additional Term Agreement.

“Security Agreements” means (i) the Term Loan Security Agreement and (ii) the Notes Security Agreement.

“Series” means (a) with respect to the Term Secured Parties, each of (i) the Synthetic Letter of Credit Secured Parties (in their capacities as such), (ii) the Notes Secured Parties (in their capacity as such) and (iii) the Additional Term Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Additional Term Secured Parties) and (b) with respect to any Term Obligations, each of (i) the Term Loan Obligations, (ii) the Notes Obligations and (iii) the Additional Term Obligations incurred pursuant to any Additional Term Agreement, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Additional Term Obligations).

“Subsidiary” shall have the meaning assigned to such term in the Indenture.

“Synthetic Letter of Credit Facility Agent” shall have the meaning assigned to such term in the introductory paragraph hereof.

“Synthetic Letter of Credit Secured Parties” means the “Secured Parties” as defined in the Term Loan Agreement.

“Term Loan Agreement” means that certain First Lien Term Loan and Guaranty Agreement, dated as of July 31, 2007 (as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time), among Tower Automotive Holdings USA, LLC and Tower Automotive Holdings Europe B.V., as borrowers, the guarantors party thereto, the lenders party thereto and the Synthetic Letter of Credit Facility Agent.

“Term Loan Obligations” means the “Secured Obligations” as defined in the Term Loan Agreement.

“Term Loan Security Agreement” means that certain First Lien Term Loan Security Agreement dated as of July 31, 2007 among Tower Automotive Holdings USA, LLC, the guarantors from time to time party thereto and the Synthetic Letter of Credit Facility Agent, as the same may be amended, restated, supplemented or modified from time to time.

“Term Obligations” means, collectively, (i) the Term Loan Obligations, (ii) the Notes Obligations and (iii) each Series of Additional Term Obligations.

“Term Security Documents” means the Security Agreements and each other agreement entered into in favor of a Collateral Agent for purposes of securing any Series of Term Obligations.

“Term Secured Parties” means (a) the Synthetic Letter of Credit Secured Parties, (b) the Notes Secured Parties and (c) the Additional Term Secured Parties.

“Trustee” shall have the meaning assigned to such term in the definition of Indenture.

ARTICLE 2

PRIORITIES AND AGREEMENTS WITH RESPECT TO COMMON COLLATERAL

Section 2.01. Priority of Claims.

(a) Anything contained herein or in any of the Secured Credit Documents to the contrary notwithstanding (but subject to Section 1.01(b) of this Agreement), if an Event of Default has occurred and is continuing, and the Authorized Term Collateral Agent is taking action to enforce rights in respect of any Common Collateral, or any distribution is made in respect of any Common Collateral in any Bankruptcy Case of any Grantor or any Term Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement) with respect to any Common Collateral, the proceeds of any sale, collection or other liquidation of any such Common Collateral by any Term Secured Party or received by any Collateral Agent pursuant to any such intercreditor agreement with respect to such Common Collateral and proceeds of any such distribution (subject, in the case of any such distribution, to the sentence immediately following) to which the Term Obligations are entitled under any intercreditor agreement (other than this Agreement) (all proceeds of any sale, collection or other liquidation of any Common Collateral and all proceeds of any such distribution being collectively referred to as “Proceeds”), shall be applied as follows:

FIRST, to the payment of all reasonable fees, costs and expenses incurred by the Authorized Term Collateral Agent in connection with such collection or sale or otherwise in connection with this Agreement, or any other Term Security Document or any of the Term Obligations, including all court costs and the reasonable fees and expenses of its agents, professional advisors and legal counsel, the repayment of all advances made by the Authorized Term Collateral Agent hereunder or under any other Term Security Document on behalf of the Grantors, if any, and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Term Security Document;

SECOND, to the payment of all reasonable fees, costs and expenses incurred by the Collateral Agents (other than the Collateral Agent that is the Authorized Term Collateral Agent) and the Other Agents in connection with such collection or sale or otherwise in connection with this Agreement, or any other Term Security Document or any of the Term Obligations, including all court costs and the reasonable fees and expenses of their agents, professional advisors and legal counsel, the repayment of all advances made by such Collateral Agents and Other Agents, as applicable, hereunder or under any other Term Security Document on behalf of Grantors, if any, and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Term Security Document;

THIRD, to the payment of all other Term Obligations (the amounts so applied to be distributed pro rata among the Term Secured Parties in accordance with the amounts of the applicable Term Obligations owed to them on the date of any such distribution);

FOURTH, after payment in full of all Term Obligations, to the ABL Agent, to be applied in accordance with Section 14 of the

ABL Security Agreement (or, if a Replacement ABL Agreement is in effect, in accordance with the applicable sections of the then-extant ABL Credit Agreement Loan Documents) until the ABL Secured Obligations are paid in full; and

FIFTH, to the Grantors or their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

Notwithstanding the foregoing, with respect to any Common Collateral for which a third party (other than a Term Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of Term Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of Term Obligations (such third party an “Intervening Creditor”), the value of any Common Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Common Collateral or Proceeds to be distributed in respect of the Series of Term Obligations with respect to which such Impairment exists.

(b) The Term Secured Parties hereby acknowledge that the Term Obligations of any Series may, subject to any limitations set forth in the then extant Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the Term Secured Parties of any Series.

(c) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of Term Obligations granted on the Common Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Credit Documents or any defect or deficiencies in the Liens securing the Term Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.01(b)), each Term Secured Party hereby agrees that the Liens securing each Series of Term Obligations on any Common Collateral shall be of equal priority.

Section 2.02. Actions with Respect to Common Collateral; Prohibition on Contesting Liens.

(a) With respect to any Common Collateral, (i) notwithstanding Section 2.01, only the Authorized Term Collateral Agent shall act or refrain from acting with respect to the Common Collateral (including with respect to any intercreditor agreement with respect to any Common Collateral) and (ii) no other Collateral

Agent with respect to Term Obligations or Non-Controlling Authorized Representative or other Term Secured Party (other than the Authorized Term Collateral Agent and the Controlling Secured Parties) shall or shall instruct the Authorized Term Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Common Collateral (including with respect to any intercreditor agreement with respect to any Common Collateral), whether under any Term Security Document, applicable law or otherwise, it being agreed that only the Authorized Term Collateral Agent shall be entitled to take any such actions or exercise any such remedies with respect to Common Collateral (subject to the right of any Non-Controlling Authorized Representative or other Term Secured Party to take limited protective measures with respect to the Liens securing Term Obligations and to take certain actions that would be permitted to be taken by unsecured creditors). Notwithstanding the equal priority of the Liens securing each Series of Term Obligations, the Authorized Term Collateral Agent may, subject to the ABL Intercreditor Agreement, deal with the Common Collateral as if such Authorized Term Collateral Agent had a senior Lien on such Common Collateral. No Non-Controlling Authorized Representative or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Authorized Term Collateral Agent or any Controlling Secured Party or any other exercise by the Authorized Term Collateral Agent or any Controlling Secured Party of any rights and remedies relating to the Common Collateral, or to cause the Collateral Agent to do so. The foregoing shall not be construed to limit the rights and priorities of any Term Secured Party, any Collateral Agent or any Authorized Representative, in each case with respect to any Collateral not constituting Common Collateral.

(b) Each of the Term Secured Parties and each of the Collateral Agents agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the Term Secured Parties in all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair (i) the rights of any of the Collateral Agents or any Authorized Representative to enforce this Agreement or (ii) the rights of any Term Secured Party from contesting or supporting any other Person in contesting the enforceability of any Lien purporting to secure Term Obligations constituting unmatured interest pursuant to Section 502(b)(2) of the Bankruptcy Code.

Section 2.03. No Interference; Payment Over.

(a) Each Term Secured Party agrees that (i) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Common Collateral by the Authorized Term Collateral Agent, (ii) except as provided in Section 2.02, it shall have no right to (A) direct the Authorized Term Collateral Agent or any other Term Secured Party to exercise any right, remedy or power with respect to any Common Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the Authorized Term Collateral Agent or any other Term Secured Party of any right, remedy or power with respect to any Common Collateral, (iii) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Authorized Term Collateral Agent or any other Term Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Common Collateral, and none of the Collateral Agents, any Authorized Term Collateral Agent or any other Term Secured Party shall be liable for any action taken or omitted to be taken by the Authorized Term Collateral Agent or other Term Secured Party with respect to any Common Collateral in accordance with the provisions of this Agreement, (iv) it will not seek, and hereby waives any right, to have any Common Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (v) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Collateral Agents or any other Term Secured Party to enforce this Agreement.

(b) Each Term Secured Party hereby agrees that if it shall obtain possession of any Common Collateral or shall realize any proceeds or payment in respect of any such Common Collateral, pursuant to any Term Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each Series of Term Obligations, then it shall hold such Common Collateral, proceeds or payment in trust for the other Term Secured Parties and promptly transfer such Common Collateral, proceeds or payment, as the case may be, to the Authorized Term Collateral Agent, to be distributed by the Authorized Term Collateral Agent in accordance with the provisions of Section 2.01(a) hereof.

(c) In furtherance of the foregoing, no Grantor shall, nor shall any Grantor permit any Subsidiary to, grant or permit or suffer to exist any Lien on any asset or property to secure any Series of Term Obligations unless it has granted a Lien on such asset or property to secure each other Series of Term Obligations, except, (i) in the case of the Notes Obligations and with respect to the Existing Real Property Collateral only, as and for the 45-day period following the Issue Date and (ii) in the case of any Additional Term Obligations only, to the extent permitted by the terms of the Additional Term Agreement under which such Additional Term Obligations were issued.

Section 2.04. Automatic Release of Liens; Amendments to Term Security Documents.

(a) If at any time any Common Collateral is transferred to a third party or otherwise disposed of, in each case in connection with any enforcement by the Authorized Term Collateral Agent in accordance with the provisions of this Agreement and the applicable Term Security Documents, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens on such Common Collateral securing the Term Obligations will automatically be released and discharged; provided that any proceeds of any Common Collateral realized from such transfer or disposition shall be applied pursuant to Section 2.01 hereof.

(b) If, in connection with any sale, lease, exchange, transfer or other disposition of any Common Collateral permitted under the terms of the Secured Credit Documents (whether or not an Event of Default thereunder, and as defined therein, has occurred and is continuing), the Authorized Term Collateral Agent, for itself or on behalf of any of the Term Secured Parties, releases any of its Liens on any part of the Common Collateral, then the Liens, if any, of each Non-Controlling Authorized Representative on such Common Collateral (but not the proceeds thereof, which shall be subject to the priorities set forth in this Agreement) shall be automatically, unconditionally and simultaneously released and each Non-Controlling Authorized Representative promptly shall execute and deliver to the Authorized Term Collateral Agent or such Grantor such termination statements, releases and other documents as the Authorized Term Collateral Agent or such Grantor may reasonably request to effectively confirm such release.

(c) Each Term Secured Party agrees that any Collateral Agent may enter into any amendment (and, upon request by such Collateral Agent, each Authorized Representative shall sign a consent to such amendment) to any Term Security Document (including, without limitation, to release Liens securing any Series of Term Obligations) so long as such amendment, subject to clause (e) below, is permitted by the terms of each then extant Secured Credit Document. Additionally, each Term Secured Party agrees that any Collateral Agent may enter into any amendment (and, upon request by such Collateral Agent, each Authorized Representative shall sign a consent to such amendment) to any Term Security Document solely as such Term Security Document relates to a particular

Series of Term Obligations (including, without limitation, to release Liens securing such Series of Term Obligations) so long as (x) such amendment is in accordance with the Secured Credit Document pursuant to which such Series of Term Obligations was incurred and (y) such amendment does not adversely affect the Term Secured Parties of any other Series.

(d) Each Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the applicable Collateral Agent to evidence and confirm any release of Common Collateral or amendment to any Term Security Document provided for in this Section.

(e) In determining whether an amendment to any Term Security Document is permitted by this Section 2.04, a Collateral Agent may conclusively rely on a certificate of an officer of the ABL Borrower stating that such amendment is permitted by Section 2.04(c).

Section 2.05. Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.

(a) This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against the Parent or any of its Subsidiaries.

(b) If any Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, each Term Secured Party (other than any Controlling Secured Party or the Authorized Term Collateral Agent) agrees that it will raise no objection to any such financing or to the Liens on the Common Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Common Collateral, unless any Controlling Secured Party, or the Authorized Term Collateral Agent, shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Common Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Common Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any Term Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Common Collateral granted to secure the Term Obligations of the Controlling

Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Common Collateral as set forth herein), in each case so long as (A) the Term Secured Parties of each Series retain the benefit of their Liens on all such Common Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-à-vis all the other Term Secured Parties (other than any Liens of the Term Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the Term Secured Parties of each Series are granted Liens on any additional collateral pledged to any Term Secured Party as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-à-vis the Term Secured Parties as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the Term Obligations, such amount is applied pursuant to Section 2.01(a) of this Agreement, and (D) if any Term Secured Party is granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01(a) of this Agreement; provided that the Term Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the Term Secured Parties of such Series or its Authorized Representative that shall not constitute Common Collateral; and provided, further, that any Term Secured Party receiving adequate protection shall not object to any other Term Secured Party receiving adequate protection comparable to any adequate protection granted to such Term Secured Party in connection with a DIP Financing or use of cash collateral.

Section 2.06. Reinstatement. In the event that any of the Term Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article 2 shall be fully applicable thereto until all such Term Obligations shall again have been paid in full in cash.

Section 2.07. Insurance. As between the Term Secured Parties, the Authorized Term Collateral Agent shall have the right, but no obligation, to adjust or settle any insurance policy or claim covering or constituting Common Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral.

Section 2.08. Refinancings. The Term Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under any Secured Credit Document) of any Term Secured Party of

any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.

Section 2.09. Possessory or Control Collateral Agent.

(a) The Authorized Term Collateral Agent agrees to hold any Common Collateral constituting Possessory Collateral or Control Collateral that is part of the Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee or sub-agent, as applicable, for the benefit of each other Term Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral or Control Collateral, if any, pursuant to the applicable Term Security Documents, in each case, subject to the terms and conditions of this Section 2.09. Each Non-Controlling Authorized Representative and each Collateral Agent that is not the Authorized Term Collateral Agent agrees to hold any Common Collateral constituting Possessory Collateral or Control Collateral, from time to time in its possession, as gratuitous bailee or sub-agent for the benefit of each other Term Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Term Security Documents, in each case, subject to the terms and conditions of this Section 2.09.

(b) The duties or responsibilities of the Authorized Term Collateral Agent, each Non-Controlling Authorized Representative and each Collateral Agent that is not the Authorized Term Collateral Agent under this Section 2.09 shall be limited solely to holding any Common Collateral constituting Possessory Collateral and Control Collateral as gratuitous bailee or sub-agent, as applicable, for the benefit of each other Term Secured Party for purposes of perfecting the Lien held by such Term Secured Parties therein. Nothing in the preceding sentence shall be construed to impose any duty on the Authorized Term Collateral Agent, each Non-Controlling Authorized Representative or each Collateral Agent that is not the Authorized Term Collateral Agent (or any agent or bailee acting on behalf of any of them) with respect to such Common Collateral or to provide any Term Secured Party with any rights with respect to such Common Collateral beyond those specified in this Agreement and the Term Security Documents.

(c) In furtherance of the foregoing, each Grantor hereby grants a security interest to the Authorized Term Collateral Agent in the Common Collateral constituting Possessory Collateral and Control Collateral to the extent such Authorized Term Collateral Agent possesses or controls such Common Collateral as permitted in Section 2.09(a) for the benefit of the Term Secured Parties under any Series of Term Obligations (other than the Series of Term

Obligations for which the Authorized Term Collateral Agent is the collateral agent) which have been granted a Lien on such Common Collateral possessed or controlled by the Authorized Term Collateral Agent.

(d) Upon the occurrence of any change in the identity of the Person serving as the Authorized Term Collateral Agent, the retiring Authorized Term Collateral Agent shall (i) deliver to the successor Authorized Term Collateral Agent (and each Grantor hereby directs the Authorized Term Collateral Agent to so deliver) at the Grantors’ sole cost and expense, any Possessory Collateral evidencing or constituting such Common Collateral in its possession or control together with any necessary endorsements to the extent required by the Secured Credit Documents and (ii) in the case of any Common Collateral consisting of Control Collateral as to which the Authorized Term Collateral Agent has control (whether pursuant to an account control agreement or otherwise), the Authorized Term Collateral Agent and the applicable Grantor, at the Grantors’ sole cost and expense, shall take such actions, if any, as are required to cause control over such Common Collateral to become vested in the successor Authorized Term Collateral Agent.

ARTICLE 3

ADDITIONAL TERM OBLIGATIONS

Holdco may from time to time, subject to any limitations contained in any Secured Credit Documents in effect at such time, designate additional indebtedness and related obligations that are, or are to be, secured by Liens on any assets of the Grantors that would, if such Liens were granted, constitute Common Collateral as Additional Term Obligations, by delivering to each Collateral Agent party hereto at such time a certificate of a Financial Officer of Holdco:

(a) describing the indebtedness and other obligations being designated as Additional Term Obligations, and including a statement of the maximum aggregate outstanding principal amount of such indebtedness as of the date of such certificate;

(b) setting forth the Additional Term Agreements under which such Additional Term Obligations are, or are to be, issued or incurred, and under which the Liens securing such Additional Term Obligations are, or are to be, granted or created, and attaching copies of such Additional Term Agreements as each Grantor has executed and delivered to the Person that serves as the collateral agent, collateral trustee or a similar representative for the holders of such Additional Term Obligations (such Person being referred to as the “Additional Term Agent”) with respect to such Additional Term Obligations on the closing date of such Additional Term Obligations, certified as being true and complete by a Financial Officer of Holdco;

(c) identifying the Person that serves as the Additional Term Agent;

(d) certifying that the incurrence of such Additional Term Obligations, the creation of the Liens securing such Additional Term Obligations and the designation of such Additional Term Obligations as “Additional Term Obligations” hereunder do not violate or result in a default under any provision of any Secured Credit Document of any Series in effect at such time; and

(e) attaching a fully completed Joinder Agreement executed and delivered by the Additional Term Agent.

Upon the delivery of such certificate and the related attachments as provided above, the obligations designated in such notice shall become Additional Term Obligations for all purposes of this Agreement.

ARTICLE 4

EXISTENCE AND AMOUNTS OF LIENS AND OBLIGATIONS

Whenever the Authorized Term Collateral Agent or any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Term Obligations of any Series, or the Common Collateral subject to any Lien securing the Term Obligations of any Series, it may request that such information be furnished to it in writing by each other Authorized Representative and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if an Authorized Representative shall fail or refuse reasonably promptly to provide the requested information, the Authorized Term Collateral Agent or Authorized Representative shall be entitled to make any such determination or not make any determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon (and it may conclusively rely upon) a certificate of a Financial Officer of Holdco. The Authorized Term Collateral Agent and each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Term Secured Party or any other Person as a result of such determination.

ARTICLE 5

THE AUTHORIZED TERM COLLATERAL AGENT

Section 5.01. Authority.

(a) Notwithstanding any other provision of this Agreement, nothing herein shall be construed to impose any fiduciary or other duty on the Authorized Term Collateral Agent to any Non-Controlling Secured Party or give any Non-Controlling Secured Party the right to direct the Authorized Term Collateral Agent, except that the Authorized Term Collateral Agent shall be obligated to distribute proceeds of any Common Collateral in accordance with Section 2.01 hereof.

(b) In furtherance of the foregoing, each Non-Controlling Authorized Representative acknowledges and agrees that the Authorized Term Collateral Agent shall be entitled, for the benefit of the Term Secured Parties, to sell, transfer or otherwise dispose of or deal with any Common Collateral as provided herein and in the Term Security Documents, as applicable, for which the Authorized Term Collateral Agent is the collateral agent of such Common Collateral, without regard to any rights to which the Non-Controlling Secured Parties would otherwise be entitled. Without limiting the foregoing, each Non-Controlling Secured Party agrees that the Authorized Term Collateral Agent and any other Term Secured Party shall not have any duty or obligation to marshal or realize upon any type of Common Collateral (or any other Collateral securing any of the Term Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Common Collateral (or any other Collateral securing any Term Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. In addition, whether or not it is the Authorized Term Collateral Agent, no Collateral Agent or Term Secured Party shall have any duty or obligation to marshal or realize upon any type of Collateral not constituting Common Collateral, or to sell, dispose of or otherwise liquidate all or any portion of such Collateral not constituting Common Collateral, in any manner that would maximize the return to the holders of any other Series of Term Obligations, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the holders of any other Series of Term Obligations from such realization, sale, disposition or liquidation. Each of the Term Secured Parties waives any claim it may now or hereafter have against the Authorized Term Collateral Agent or any Authorized Representative or Collateral Agent with respect to any other Series of Term Obligations or any other Term Secured Party of any other Series arising out of (i) any actions which the Authorized Term

Collateral Agent or any such Authorized Representative, Collateral Agent or Term Secured Party may take or omit to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Term Obligations from any account debtor, guarantor or any other party) in accordance with the Term Security Documents or any other agreement related thereto or to the collection of the Term Obligations or the valuation, use, protection or release of any security for the Term Obligations, (ii) any election by the Authorized Term Collateral Agent or any holders of Term Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code by Holdco or any of its Subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, no Collateral Agent (including the Authorized Term Collateral Agent) shall accept any Common Collateral in full or partial satisfaction of any Term Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each of the Collateral Agents representing holders of Term Obligations for whom such Collateral constitutes Common Collateral.

Section 5.02. Rights as a Term Secured Party. The Person serving as the Authorized Term Collateral Agent hereunder shall have the same rights and powers in its capacity as a Term Secured Party under any Series of Term Obligations that it holds as any other Term Secured Party of such Series and may exercise the same as though it were not the Authorized Term Collateral Agent and the terms “Term Secured Party” or “Term Secured Parties” or (as applicable) “Synthetic Letter of Credit Secured Party”, “Synthetic Letter of Credit Secured Parties”, “Notes Secured Party,” “Notes Secured Parties,” “Additional Term Secured Party” or “Additional Term Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Authorized Term Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Holdco or any of its Subsidiaries or Affiliates as if such Person were not the Authorized Term Collateral Agent hereunder and without any duty to account therefor to any other Term Secured Party.

Section 5.03. Exculpatory Provisions.

(a) The Authorized Term Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other Term Security

Documents. Without limiting the generality of the foregoing, the Authorized Term Collateral Agent:

(i) shall not be subject to any fiduciary or other implied duties of any kind or nature to any Person, regardless of whether an Event of Default has occurred and is continuing and shall not be required to use its own funds in the performance of any of its obligations or duties or the exercise of any of its rights or powers;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Term Security Documents; provided that the Authorized Term Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Authorized Term Collateral Agent to liability or expense or that is contrary to any Term Security Document or applicable law;

(iii) shall not, except as expressly set forth herein and in the other Term Security Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdco or any of its Subsidiaries that is communicated to or obtained by the Person serving as the Authorized Term Collateral Agent or any of its Affiliates in any capacity;

(iv) shall not be liable for any action taken or not taken by it (A) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final and non-appealable decision or (B) in reliance on a certificate of a Financial Officer of Holdco certifying that such action is permitted by the terms of this Agreement. The Authorized Term Collateral Agent shall be deemed not to have knowledge of any Event of Default under any Series of Term Obligations unless and until notice describing such Event of Default is given to the Authorized Term Collateral Agent by the Authorized Representative of such Term Obligations or Holdco;

(v) shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with this Agreement or any other Term Security Document, (B) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (D) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Term Security Document or any other agreement, instrument or document, or the creation, perfection, continuation or priority of any Lien purported to be created by the Term Security Documents, (E) the value or the sufficiency of any Collateral for any Series of Term Obligations, or (F) the satisfaction of any condition set forth in any Secured Credit Document, other than to confirm receipt of items expressly required to be delivered to the Authorized Term Collateral Agent;

(vi) with respect to the Term Loan Agreement, the Indenture, any Additional Term Agreement or any Term Security Document, may conclusively assume that the Grantors have complied with all of their obligations thereunder unless advised in writing by the Authorized Representative thereunder to the contrary specifically setting forth the alleged violation; and

(vii) may conclusively rely on any certificate of a Financial Officer of Holdco.

(b) Each Term Secured Party acknowledges that, in addition to acting as the initial Authorized Term Collateral Agent, Wilmington Trust FSB also serves as Trustee, Notes Collateral Agent, Registrar, Authenticating Agent and Paying Agent under the Indenture and each Term Secured Party hereby waives any right to make any objection or claim against Wilmington Trust FSB (or any successor Authorized Term Collateral Agent or any of their respective counsel) based on any alleged conflict of interest or breach of duties arising from the Authorized Term Collateral Agent also serving as the Trustee, Notes Collateral Agent, Registrar, Authenticating Agent and Paying Agent.

Section 5.04. Reliance by Authorized Term Collateral Agent. The Authorized Term Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Authorized Term Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Authorized Term Collateral Agent may consult with legal counsel (who may include, but shall not be limited to counsel for Holdco, counsel for the Synthetic Letter of Credit Facility Agent or counsel for the Notes Collateral Agent), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 5.05. Delegation of Duties. The Authorized Term Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Term Security Document by or through any one or more sub-agents appointed by the Authorized Term Collateral Agent and shall not be responsible for the negligence of such sub-agents appointed with reasonable care. The Authorized Term Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Affiliates of the Authorized Term Collateral Agent and any such sub-agent.

Section 5.06. Non-reliance on Authorized Term Collateral Agent and Term Secured Parties. Each Term Secured Party acknowledges that it has, independently and without reliance upon the Authorized Term Collateral Agent, any Authorized Representative, any Collateral Agent or any other Term Secured Party or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Secured Credit Documents. Each Term Secured Party also acknowledges that it will, independently and without reliance upon the Authorized Term Collateral Agent, any Authorized Representative, any Collateral Agent or any other Term Secured Party or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Secured Credit Document or any related agreement or any document furnished hereunder or thereunder.

ARTICLE 6

MISCELLANEOUS

Section 6.01. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a) if to the Synthetic Letter of Credit Facility Agent, to it at:

JPMorgan Chase Bank, N.A.

c/o Loan and Agency Services Group

1111 Fannin, 10th Floor

Houston, TX 77002

Facsimile: (713) 750-2938

Attention: Alice Telles

with copies to (which shall not constitute notice):

JPMorgan Chase Bank, N.A.

270 Park Avenue

New York, NY 10017

Facsimile: (212) 270-5127

Attn: Richard Duker;

(b) if to the Notes Collateral Agent, to it at:

Wilmington Trust FSB, as Notes Collateral Agent

1100 North Market Street

Rodney Square North

Wilmington, Delaware 19890

Facsimile: (302) 636-4145

Attention: Michael Oller, Jr.

with copies to (which shall not constitute notice):

Pillsbury Winthrop Shaw Pittman LLP

1540 Broadway

New York, NY 10036

Facsimile: (212) 881-9368

Attn: Bart Pisella, Esq.

         Timothy P. Kober, Esq.;

(c) if to any Additional Term Agent, to it at the address set forth in the applicable Joinder Agreement.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 6.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 6.01. As agreed to in writing among the Authorized Term Collateral Agent and each Authorized Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

Section 6.02. Waivers; Amendment; Joinder Agreements.

(a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to a Joinder Agreement or a Grantor Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Authorized Representative and, to the extent such waiver, amendment or other modification would affect the rights of any Grantor, Holdco; provided, that this Agreement shall terminate with respect to a Series of Term Obligations (and the Authorized Representative with respect thereto) upon satisfaction and payment in full in cash of such Term Obligations.

(c) Notwithstanding the foregoing, without the consent of any Term Secured Party, any Authorized Representative may become a party hereto by execution and delivery of a Joinder Agreement in the form of Exhibit A hereto and upon such execution and delivery, such Authorized Representative and the Additional Term Secured Parties and Additional Term Obligations of the Series for which such Authorized Representative is acting shall be subject to the terms hereof and the terms of the other Term Security Documents applicable thereto.

Section 6.03. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns, as well as the other Term Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement. Parent is a party hereto and agrees to cause each of its Subsidiaries that is a Grantor to comply with the provisions of this Agreement applicable to such Subsidiary; provided that Parent shall not be deemed to be a Grantor hereunder until such time, if any, as it shall meet the definition of “Grantor” set forth in Section 1.01(c).

Section 6.04. Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the removal or resignation of a Collateral Agent.

Section 6.05. Counterparts, Integration, Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic transmission (including PDF copies) shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective when it shall have been executed by each party hereto.

Section 6.06. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 6.07. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.

Section 6.08. Jurisdiction; Consent to Service of Process.

(a) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each party hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court referred to in Section 6.08(a). Each party hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 6.09. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.09.

Section 6.10. Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 6.11. Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other Secured Credit Documents or Term Security Documents, the provisions of this Agreement shall govern and control.

Section 6.12. Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Term Secured Parties in relation to one another. None of Holdco, any Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Section 2.04, 2.05, 2.06, 2.08 or 2.09 or this Article 6) is intended to or will amend, waive or otherwise modify the provisions of the Term Loan Agreement, the Indenture or any Additional Term

Agreement), and neither Holdco nor any Grantor may rely on the terms hereof (other than Sections 2.04, 2.05, 2.08, 2.09, Article 3, Article 5 and Article 6). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Term Obligations as and when the same shall become due and payable in accordance with their terms.

Section 6.13. Integration. This Agreement together with the other Secured Credit Documents and the Term Security Documents represents the agreement of each of the Grantors and the Term Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, the Authorized Term Collateral Agent, any Authorized Representative, any Collateral Agent or any other Term Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Credit Documents or the Term Security Documents.

Section 6.14. Cooperation. In connection with the exercise by the Authorized Term Collateral Agent of any enforcement right provided to it hereunder (including, without limitation, pursuant to Section 2.02) to the extent that the terms of any Term Security Document governed by non-U.S. law require that such action be taken by the Notes Collateral Agent or the Synthetic Letter of Credit Facility Agent, the Notes Collateral Agent or the Synthetic Letter of Credit Facility Agent, as the case may be, shall take such action in accordance with the written instructions of the Authorized Term Collateral Agent.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

JPMORGAN CHASE BANK, N.A., as Synthetic Letter of Credit Facility Agent

By:	/s/ Mary E. Gherty
	Name:	Mary E. Gherty
	Title:	Managing Director

WILMINGTON TRUST FSB, as Notes Collateral Agent

By:	/s/ Michael G. Oller, Jr.
	Name:	Michael G. Oller, Jr.
	Title:	Assistant Vice President

[Term Intercreditor Agreement]

GRANTORS:

TOWER AUTOMOTIVE HOLDINGS I, LLC

By:	/s/ James G. Gouin
	Name:	James G. Gouin
	Title:	Vice President & CFO

TOWER AUTOMOTIVE HOLDINGS II(a), LLC

By:	/s/ James G. Gouin
	Name:	James G. Gouin
	Title:	Vice President & CFO

TOWER AUTOMOTIVE HOLDINGS II(b), LLC

By:	/s/ James G. Gouin
	Name:	James G. Gouin
	Title:	Vice President & CFO

TOWER AUTOMOTIVE HOLDINGS USA, LLC

By:	/s/ James G. Gouin
	Name:	James G. Gouin
	Title:	Vice President & CFO

TA HOLDINGS FINANCE, INC.

By:	/s/ James G. Gouin
	Name:	James G. Gouin
	Title:	Vice President & CFO

GRANTORS:

TOWER AUTOMOTIVE OPERATIONS USA I, LLC

By:	/s/ Mike Rajkovic
	Name:	Mike Rajkovic
	Title:	Vice President

TOWER AUTOMOTIVE OPERATIONS USA II, LLC

By:	/s/ Mike Rajkovic
	Name:	Mike Rajkovic
	Title:	Vice President

TOWER AUTOMOTIVE OPERATIONS USA III, LLC

By:	/s/ Mike Rajkovic
	Name:	Mike Rajkovic
	Title:	Vice President

EXHIBIT A

[FORM OF] JOINDER AGREEMENT NO. [    ] dated as of [            ], 20[    ] (the “Joinder Agreement”) to the TERM INTERCREDITOR AGREEMENT dated as of August 24, 2010 (the “Intercreditor Agreement”), among JPMORGAN CHASE BANK, N.A., as the Synthetic Letter of Credit Facility Agent, WILMINGTON TRUST FSB, as the Notes Collateral Agent, and each ADDITIONAL TERM AGENT from time to time party thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

B. Holdco proposes to issue or incur Additional Term Obligations and the Person identified in the signature pages hereto as the “Additional Term Agent” (the “Additional Term Agent”) will serve as the collateral agent, collateral trustee or a similar representative for the Additional Term Secured Parties. The Additional Term Obligations are being designated as such by Holdco in accordance with Article 3 of the Term Intercreditor Agreement.

C. The Additional Term Agent wishes to become a party to the Term Intercreditor Agreement and to acquire and undertake, for itself and on behalf of the Additional Term Secured Parties, the rights and obligations of an “Additional Term Agent” thereunder. The Additional Term Agent is entering into this Joinder Agreement in accordance with the provisions of the Term Intercreditor Agreement in order to become an Additional Term Agent thereunder.

Accordingly, the Additional Term Agent and Holdco agree as follows, for the benefit of the Additional Term Agent, the ABL Borrower and each other party to the Term Intercreditor Agreement:

Section 1. Accession to the Intercreditor Agreement. The Additional Term Agent (a) hereby accedes and becomes a party to the Term Intercreditor Agreement as an Additional Term Agent for the Additional Term Secured Parties from time to time in respect of the Additional Term Obligations, (b) agrees, for itself and on behalf of the Additional Term Secured Parties from time to time in respect of the Additional Term Obligations, to all the terms and provisions of the Term Intercreditor Agreement and (c) shall have all the rights and obligations of an Additional Term Agent under the Term Intercreditor Agreement.

Section 2. Representations, Warranties and Acknowledgement of the Additional Term Agent. The Additional Term Agent represents and warrants to the Term Agents and the Term Secured Parties that (a) it has full power and authority to enter into this Joinder Agreement, in its capacity as the Additional Term Agent, (b) this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of this Joinder Agreement and (c) the

Exhibit A-1

Additional Term Obligations documents relating to such Additional Term Obligations provide that, upon the Additional Term Agent’s entry into this Joinder Agreement, the secured parties in respect of such Additional Term Obligations will be subject to and bound by the provisions of the Term Intercreditor Agreement as Additional Term Secured Parties.

Section 3. Counterparts. This Joinder Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder Agreement shall become effective when each Collateral Agent shall have received a counterpart of this Joinder Agreement that bears the signature of the Additional Term Agent. Delivery of an executed signature page to this Joinder Agreement by facsimile or other electronic transmission (including PDF copies) shall be effective as delivery of a manually signed counterpart of this Joinder Agreement.

Section 4. Benefit of Agreement. The agreements set forth herein or undertaken pursuant hereto are for the benefit of, and may be enforced by, any party to the Term Intercreditor Agreement.

Section 5. Governing Law. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 6. Severability. In case any one or more of the provisions contained in this Joinder Agreement should be held invalid, illegal or unenforceable in any respect, none of the parties hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Term Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Term Intercreditor Agreement. All communications and notices hereunder to the Additional Term Agent shall be given to it at the address set forth under its signature hereto, which information supplements Section 5.01 of the Term Intercreditor Agreement.

Section 8. Holdco agrees to reimburse each Collateral Agent for its reasonable out-of-pocket expenses in connection with this Joinder Agreement, including the reasonable fees, other charges and disbursements of counsel for each Collateral Agent.

Exhibit A-2

IN WITNESS WHEREOF, the Additional Term Agent has duly executed this Joinder Agreement to the Term Intercreditor Agreement as of the day and year first above written.

[NAME OF ADDITIONAL TERM AGENT], as ADDITIONAL TERM AGENT for the ADDITIONAL TERM SECURED PARTIES

By:
Name:
Title:

Address for notices:

attention of:

Telecopy:

Exhibit A-3

Acknowledged by:

JPMORGAN CHASE BANK, N.A., as Synthetic Letter of Credit Facility Agent

By:
Name:
Title:

By:
Name:
Title:

WILMINGTON TRUST FSB, as Notes Collateral Agent

By:
Name:
Title:

[EACH OTHER ADDITIONAL TERM AGENT], as Additional Term Agent

By:
Name:
Title:

Exhibit A-4

EXHIBIT B

[FORM OF] GRANTOR JOINDER AGREEMENT NO. [    ] dated as of [            ], 20[    ] (the “Grantor Joinder Agreement”) to the TERM INTERCREDITOR AGREEMENT dated as of August 24, 2010 (the “Term Intercreditor Agreement”), among TOWER AUTOMOTIVE HOLDINGS I, LLC (“Holdco”), the other GRANTORS party thereto, JPMORGAN CHASE BANK, N.A., as Synthetic Letter of Credit Facility Agent, WILMINGTON TRUST FSB, as Notes Collateral Agent, each ADDITIONAL TERM AGENT from time to time party thereto and [                    ], a [                    ], as an additional GRANTOR.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Term Intercreditor Agreement.

B. [            ], a Subsidiary of Holdco (the “Additional Grantor”), has granted a Lien on all or a portion of its assets to secure Term Obligations and such Additional Grantor is not a party to the Term Intercreditor Agreement.

C. The Additional Grantor wishes to become a party to the Term Intercreditor Agreement and to acquire and undertake the rights and obligations of a Grantor thereunder. The Additional Grantor is entering into this Grantor Joinder Agreement in accordance with the provisions of the Term Intercreditor Agreement in order to become a Grantor thereunder.

Accordingly, the Additional Grantor agrees as follows, for the benefit of the Collateral Agents, Holdco, the ABL Borrower and each other party to the Term Intercreditor Agreement:

Section 1. Accession to the Intercreditor Agreement. In accordance with Article 3 of the Term Intercreditor Agreement, the Additional Grantor (a) hereby accedes and becomes a party to the Term Intercreditor Agreement as a Grantor with the same force and effect as if originally named therein as a Grantor, (b) agrees to all the terms and provisions of the Term Intercreditor Agreement and (c) shall have all the rights and obligations of a Grantor under the Term Intercreditor Agreement.

Section 2. Representations, Warranties and Acknowledgment of the Additional Grantor. The Additional Grantor represents and warrants to each Collateral Agent and each Term Secured Party that this Grantor Joinder Agreement has been duly authorized, executed and delivered by such Additional Grantor and constitutes the legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy,

Exhibit B-1

insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3. Counterparts. This Grantor Joinder Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Grantor Joinder Agreement shall become effective when each Collateral Agent shall have received a counterpart of this Grantor Joinder Agreement that bears the signature of the Additional Grantor. Delivery of an executed signature page to this Grantor Joinder Agreement by facsimile or other electronic transmission (including PDF copies) shall be effective as delivery of a manually signed counterpart of this Grantor Joinder Agreement.

Section 4. Benefit of Agreement. The agreements set forth herein or undertaken pursuant hereto are for the benefit of, and may be enforced by, any party to the Term Intercreditor Agreement.

Section 5. Governing Law. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 6. Severability. In case any one or more of the provisions contained in this Grantor Joinder Agreement should be held invalid, illegal or unenforceable in any respect, none of the parties hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Term Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 6.01 of the Term Intercreditor Agreement.

Section 8. The Additional Grantor agrees to reimburse each Collateral Agent for its reasonable out-of-pocket expenses in connection with this Grantor Joinder Agreement, including the reasonable fees, other charges and disbursements of counsel for each Collateral Agent.

Exhibit B-2

IN WITNESS WHEREOF, the Additional Grantor has duly executed this Grantor Joinder Agreement to the Term Intercreditor Agreement as of the day and year first above written.

[NAME OF SUBSIDIARY]

By:
Name:
Title:

Exhibit B-3

Acknowledged by:

JPMORGAN CHASE BANK, N.A., as Synthetic Letter of Credit Facility Agent

By:
Name:
Title:

WILMINGTON TRUST FSB, as Notes Collateral Agent

By:
Name:
Title:

[EACH OTHER ADDITIONAL TERM AGENT], as Additional Term Agent

By:
Name:
Title:

Exhibit B-4